Exhibit 10.1
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
AMENDMENT NO. 1 TO OTC LICENSE AGREEMENT
     This Amendment No. 1 (the “Amendment”) to the OTC License Agreement dated October 17, 2006 (the “License”), between Schering-Plough Healthcare Products, Inc. (“Schering”) and Santarus, Inc. (“Santarus”) is made as of July 24, 2009 (the “Effective Date”).
RECITALS
     WHEREAS, Marketing Approval for the first Licensed Product has not yet been received; and
     WHEREAS, as a result, Schering may launch the first Licensed Product on a date that is later than the date set forth in the diligence provisions of the License; and
     WHEREAS, Schering and Santarus desire to amend certain terms of the License to account for those circumstances, as set forth herein.
     NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, the Parties agree as follows:
AGREEMENT
     1. Amendment of Section 3.3.3. Section 3.3.3 of the License is hereby amended by adding to the end, “Notwithstanding the foregoing, it is agreed that, should Schering receive Marketing Approval for its first Licensed Product [***], then, for purposes of this Section 3.3.3, the twelve month period for measuring Marketing Commitment shall be deemed to commence on [***].”
     2. Amendment of Section 3.7.2 (Diligence Milestone 4). Diligence Milestone 4 set forth in Section 3.7.2 of the License is hereby amended by restating it in its entirety as follows:

“4.	First Commercial Sale of the first Licensed Product in the	by [***]”
Territory
     3. Amendment of Section 3.7.3(a). Section 3.7.3(a) of the License is hereby amended by adding to the beginning of the second sentence, “Except as provided in Section 3.7.3(c),”.
     4. Amendment of Section 3.7.3. Section 3.7.3 of the License is hereby amended by adding a new subsection (c) as follows:
     “(c) Failure to Achieve First Commercial Sale. In the event that Schering fails to achieve First Commercial Sale of the first Licensed Product in the Territory by [***] (if Marketing Approval is received on or before [***]) or within [***] after receipt of Marketing Approval (if Marketing Approval is received on or after [***]), then Schering shall pay to

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Santarus a fee of [***] (US$[***]) within thirty (30) days thereafter, which amount shall be non-refundable and non-creditable against other amounts due to Santarus. Provided that Schering has made the payment specified in this Section 3.7.3(c), Schering shall have a sixty (60) day cure period with respect to failure to achieve Diligence Milestone 4 by the specified date, after which Santarus shall have the right to terminate this Agreement in accordance with Section 3.7.3(a).”
     5. Amendment of Section 5.2 (Milestone Payments). Milestone 4 set forth in Section 5.2 of the License is hereby amended by restating it in its entirety as follows:

“4.	First time in which either (a) Net Sales of Licensed	US$[***]”
Products in the Territory reach or exceed US$[***], as measured beginning on the date of First Commercial Sale and ending on the first anniversary of that date, or (b) annual Net Sales of
Licensed Products in the Territory reach or exceed at least
US$[***].
     6. Amendment of Section 5.2 (Proviso 7). Proviso 7 set forth in Section 5.2 of the License is hereby amended by restating it in its entirety as follows:
     “(7) Annual Net Sales for Milestones 4(b) through 7 shall be measured on a calendar year basis; provided, however, that, if the Annual Net Sales amounts set forth for each of Milestones 4(b) through 7 are achieved prior to the fourth calendar quarter of the applicable calendar year, then the corresponding milestone amounts shall be due following the applicable calendar quarter in which such Annual Net Sales are achieved. For purposes of example only, in the event that the annual Net Sales exceed $[***] for the first time during the third calendar quarter of a given calendar year, the corresponding milestone amount of $[***] would be due following the end of such calendar quarter. The Net Sales amount for Milestone 4(a) only shall be measured during the twelve (12) month period beginning on the date of First Commercial Sale by Schering in the Territory; provided, however, that, if the Net Sales amount set forth for Milestone 4(a) is achieved prior to the end of the twelve (12) month period, then the milestone amount shall be due following the applicable month in which such Net Sales are achieved. Payments for Milestones 4(b) through 7 shall be made thirty (30) days following the end of the applicable calendar quarter in which such Annual Net Sales are achieved and payment for Milestone 4(a) shall be made thirty (30) days following the end of the applicable month in which such Net Sales are achieved. It is understood that Santarus is not entitled to payment under both Milestones 4(a) and 4(b).”
     7. Miscellaneous.
          a. Except for the amendments set forth herein, all other terms and conditions of the License shall remain in full force and effect.
          b. This Amendment, and the License as amended by this Amendment, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all previous agreements, whether written or oral.

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          c. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the License.
          d. The validity, performance, construction and effect of this Amendment shall be governed by the laws of the State of New York, United States of America, without regard to conflicts of law principles.
     IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Effective Date.
SCHERING-PLOUGH HEALTHCARE PRODUCTS, INC.

By:	/s/ Nancy Miller - Rich

	Name:	Nancy Miller - Rich

	Title:	GVP New Ventures & Strategic Commercial Development

SANTARUS, INC.

By:	/s/ Gerald T. Proehl

	Name:	Gerald T. Proehl

	Title:	President and CEO

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